STOCK PURCHASE AGREEMENT


     AGREEMENT, made July 30, 1999, between eVision USA, COM.INC. (the "Seller") and LADSLEIGH INVESTMENTS LIMITED, BVI (the "Purchaser").

                                R E C I T A L S:

     The Seller is the owner of all of the issued and outstanding shares of FRONTEER CAPITAL, INC. (the "Company").

     The Seller desires to sell 100,000.00 shares and the Purchasers desire to buy such shares, on the terms herein stated.

     1. Subsequent to the sale of the shares by the Seller pursuant to this Agreement, Purchasers will own One Hundred (100%) Percent of the issued and outstanding stock of the Company.

     2. The Company is engaged in the business of investments. NOW,

     THEREFORE, in consideration of the Recitals and mutual covenants herein contained, the parties herein agree as follows:

     1. SALE OF SHARES: The Seller shall sell, transfer, assign and set over to the Purchasers and the Purchasers shall purchase and acquire from the Seller 100,000.00 shares of FRONTEER CAPITAL, INC., free and clear of all liens, security interests, restrictions and encumbrances whatsoever which represents One hundred (100%) Percent of all the shares of FRONTEER CAPITAL, INC.

     2. PURCHASE PRICE: The purchase price for all of such shares is as follows:

          (a) Three Million and 00/100 ($3,000,000.00) Dollars paid five (5%) percent at the time of closing and the balance payable over a one (1) year term.

          (b) One Hundred (100%) percent of the stock shall be held in escrow by the Seller as security for the payment pursuant to the Balloon Note.

          (c) Seller shall take back a Note in the sum of $2,850,000.00 which Note shall be executed at the time of closing.

     3. CLOSING DATE: The closing shall take place on July 30, 1999 at the law office of DeMarrais & Schandler, Esqs., located at 235 Main Street, Hackensack, New Jersey. At the closing, the Seller shall deliver to the Purchasers, free and clear of all encumbrances, certificates for the Company's shares referred to in Paragraph 1, in negotiable form to be held in escrow pursuant to the Pledge and Escrow Agreement. The Purchasers shall deliver to the Seller a certified check or trust check in the amount of One Hundred Fifty Thousand and 00/100 ($150,000.00) Dollars.

     4. DEFAULT BY SELLER: If the Seller shall fail or refuse to deliver any of the shares to the Purchasers at the closing, the Purchasers, without prejudice to their rights against the Seller, may refuse to consummate this Agreement and terminate all their obligations hereunder.

     5. REPRESENTATIONS AND WARRANTIES: The Seller represents and warrants to the Purchasers as follows:

          (a) Corporate Status. The Company is, and will be on the closing date, a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and is duly qualified and in good standing under the Laws of any foreign jurisdiction where the failure to be so qualified would have a material adverse effect on its ability to perform its obligations under this Agreement and all agreements and instruments delivered pursuant hereto.



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          (b) Subsidiaries. The Company has no subsidiaries.

          (c) Capitalization. The Seller is the legal and beneficial owner of said shares and free and clear of any liens, security interest, option or other charge or encumbrance. The Company has no outstanding subscriptions, contracts, options, warrants or other obligations to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire any of its shares.

          (d) Title to shares. The Seller is and will be on the closing date the owner, free and clear of any encumbrances, of the number of the Company's shares set forth in subparagraph (c) of this paragraph. Seller has full power, authority and legal right and all necessary authorizations to transfer, assign and sell the shares to Purchasers and there are no other shares of the Company owned or claimed by any other person or entity.

          (e) At the time of Closing, Purchasers' shares shall have been duly authorized and validly issued and fully paid and non-assessable and Purchasers shall be at the time of closing, the legal and beneficial owners of the shares free and clear of any lien, security interest, option or other charge or encumbrance.

          (f) The Seller has delivered to the Purchasers the balance sheet of the Company as of July 19, 1999, together with related statements of income of the Company for the prior years (collectively, the " Statements").

          (g) The Statements are true and correct in all material respects and have been prepared in accordance with generally accepted accounting principles in effect during the periods involved, except as otherwise indicated therein, and fully and fairly present the condition of the Company as of the dates thereof and fully and fairly present the results of the operations of the Company for the periods indicated.

          (h) There has not been any material adverse change in the condition, or otherwise, of the Company or in the results of its operations subsequent to the preparation of said Statements.

          (i) The Company has filed or caused to be filed all Federal, State, local and other tax returns, reports and declarations required to be filed in respect of the Company's business, and has paid or reserved for all income, franchise, sales, unemployment, withholding, social security, workers' compensation and all other federal, state and local taxes which have been or shall become due with respect to all taxable periods ending on or prior to the date of the closing or pursuant to any assessment received by it in connection with said returns, which failure to file would have a materially adverse effect on the business of the Company and the ability of Seller to perform his obligations under this Agreement.

          (j) All liabilities disclosed. Except to the extent reflected or reserved against in the Company's balance sheet of July 30, 1999, Seller represents and warrants that he does not know or have reasonable grounds to know of any basis for a claim against the Company of any liability of any nature or in any amount not fully reflected or reserved against in the Statements.

          (k) The Company is not in default under any, and the Company has complied with all statutes, ordinances, regulations, orders, judgments and decrees of any Court or other governmental agency relating to the Company and its business and properties, and the Seller has no knowledge of any basis for any claim for compensation or damages or otherwise arising out of any violation of the foregoing.



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          (l) Each  representative  and warranty of the Seller herein  contained shall survive the closing for a period of five (5) years from the date hereof, except for tax matters which shall expire contemporaneously with the expiration of the applicable limitation, and liability with respect thereto shall not be affected by an investigation.

          (m) Absence of certain changes. Since July 30, 1999, there has not been (i) any change in the Company's condition, assets, liabilities or business, other than changes in the ordinary course of business, none of which has been materially adverse; (ii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the Company's properties or business.

          (n) Title to assets. The Company has good and marketable title to all its properties and assets, real and personal, subject to no mortgage, pledge, lien, encumbrance, security interest, or charge, except for liens shown on the balance sheet as securing specified liabilities set forth therein.

          (o) Conditions of buildings and equipment. All Company buildings and equipment are in good operating condition and repair and in conformity with all applicable ordinances and regulations and environmental, building, zoning and other laws.

          (p) Infringements. The sale and distribution of foods and related products which constitute the Company's operations, do not infringe upon the trademarks, patents or licenses or any other person, firm or corporation and there are not now and will not at the date of closing be any suits filed or threatened against the Seller, or the Company, claiming an infringement of any patents, trademarks, copyrights or licenses.

          (q) Payment obligations. The Company will not on the closing date be in default in the payment of any of its obligations.

          (r) Employment laws. The Company has complied with all applicable federal and state laws relating to the employment of labor, including the provisions relating to wages, hours, collective bargaining and the payment of social security taxes, and is not liable for any arrears of wages, or any tax or penalties, for failure to comply with any of the foregoing.

          (s) Litigation. There are no actions, suits, litigation or proceedings pending, or to the Seller's knowledge, threatened, against or relating to the Company, its properties or business, nor does the Seller know or have reasonable grounds to know of any basis for any such action, or of any governmental investigation relative to the Company, its properties or business.

          (t) Leases, contracts and licenses. Seller represents and warrants that the transfer of its shares in accordance with the terms of this Agreement will not constitute a prohibited assignment or transfer of any of its licenses, leases or contracts, and that all of the foregoing will remain in full force and effect without acceleration as a result of this transaction.

          (u) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will require the consent of any governmental agency or authority or any other entity or person and neither such execution and delivery nor such consummation will violate any provision of the Company's Certificate of Incorporation or By-Laws, or any agreement or Stockholders Agreement or any statute, ordinance, regulation, order, judgment of decree of any court or governmental agency, or conflicts with or will result in any breach of any of the terms of or constitute a default under or result in the terminations of or the creation of any lien pursuant to the terms of any agreement or instrument to which the Seller or the Company are a party or by which the Seller or the Company or any of the Seller's or the Company's assets are bound.



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          (v) Disclosure.  No  representation  or warranty by the Seller in this
Agreement, nor any statement or certificate furnished or to be furnished to the Purchasers pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

     6. ACCESS AND INFORMATION: The Seller shall cause the Company to give to the Purchasers and Purchasers' counsel, accountants, and other representatives full access, during normal business hours throughout the period prior to the closing, to all the Company's properties, books, contracts, commitments, and records and shall furnish the Purchasers during such period with such information concerning the Company's affairs as the Purchasers reasonably may request.

     7. CONDUCT OF BUSINESS PENDING CLOSING: The Seller covenants that, pending the closing:

          (a) The Company's business will be conducted only in the ordinary course and in the manner heretofore operated by it.

          (b)  No  change  will  be  made  in  the  Company's   Certificate   of
Incorporation or By- Laws, except as may be first approved in writing by the Purchasers.

          (c) No change will be made in the Company's authorized or issued corporate shares.

          (d) No dividend or other distribution or payment will be declared or made in respect of the Company's corporate shares.

          (e) No increase will be made in the compensation payable or to become payable by the Company to any officer, employee or agent, nor will any bonus payment or arrangement or other benefits be paid by the Company to or with any officer, employee or agent.

          (f) Except as otherwise requested by the Purchaser, the Seller will cause the Company to use its best efforts (without making any commitment on the Purchasers' behalf) to preserve the Company's business organization intact; to keep available to the Company the services of its present officers and employees; and to preserve for the Company the goodwill of its suppliers, customers and others having business relations with the Company.

          (g) All debts will be paid as they become due.

          (h) Seller shall refrain from making any purchase, sale or lease or introducing any method of management or operation in respect of the business except in a manner consistent with its prior practice.

          (i) Seller shall refrain from entering into any contract which would materially and adversely affect the condition of the Company and from making any change adverse to it in the terms of any contract to which they are presently a party or by which they or any of their assets is bound, and comply with the terms and conditions of each such contract and perform all of their obligations thereunder without default or the occurrence of an event which, upon notice or passage of time or both, would result in a default.

          (j) Seller shall maintain the books and records in accordance with good business practice, on a basis consistent with prior practice.

          (k) The Company will not consolidate or merge with any other business.



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          (l) The  Company  will keep all of its  inventory  and other  property fully insured against any loss, either by fire, or casualty or theft. If prior to the closing date such property is totally or substantially damaged by reason of fire or other casualty or is lost by reason of theft, the Purchasers may, in the exercise of their sole discretion, terminate this Agreement.

          (m) Seller shall maintain and pay all premiums with respect to all policies of insurance relating to its business as are presently held in its name, or replace such policies of insurance with comparable policies issued by reputable, national insurers.

          (n) Seller shall comply with all statutes, ordinances, regulations, orders, judgments and decrees of every Court and governmental agency applicable to the company and to the conduct of the business and perform all its obligations with respect thereto without default or without the occurrence of an event which, upon notice or passage of time or both, would result in a default.

     8. ACTIONS NECESSARY TO COMPLETE TRANSACTION: Each party agrees to execute and deliver al such other documents or instruments and to take any action as may be reasonably required in order to effectuate the transactions contemplated by this Agreement.

     9. INDEMNIFICATION: The Seller hereby agree to indemnify and hold harmless the Purchasers from and against any and all losses, claims, demands, damages, liabilities, obligations, costs and/or expenses, including, without limitation, reasonable fees and disbursements of counsel (hereinafter referred to collectively as "Damages"), sustained or incurred by the Purchasers by reason of the breach of any of the obligations, covenants or provisions, or the inaccuracy of any of the representations or warranties, made by the Seller pursuant to this Agreement or any document or instrument delivered hereunder.

     10. WAIVER: Any waiver by either party or any breach of any term or condition of this Agreement shall not be deemed a waiver of any other breach of such term or condition, nor shall the failure of either party to enforce such provision constitute a waiver of such provision or of any other provision, nor shall such action be deemed a waiver or release of any other party for any claims arising out of or connected with this Agreement.

     11. NOTICES: All notices, requests, demands and other communications hereunder shall be in writing, and shall be deemed to have been duly given if delivered or mailed by registered or certified mail to the address of the Purchasers or Seller or to such other address as each of the foregoing may designate in writing.

     12. EXPENSES: Each party shall pay the expenses incurred by him or it under or in connection with this Agreement, including counsel fees and expenses of his or its representatives, whether or not the transactions contemplated by this Agreement are consummated.

     13. SURVIVAL OF REPRESENTATIONS: The representations, warranties, and agreements of Seller and Purchasers contained in this Agreement shall survive the closing, and shall be unaffected by any investigation made by any party at any time.

     14. AMENDMENT: Neither this Agreement nor any term of provision hereof may be changed, waived, discharged or terminated orally, or in any manner other than by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge or termination is sought.



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     15. BINDING EFFECT:  This Agreement shall be binding upon and insure to the benefit of the respective parties, and their successor and assigns, heirs and personal representatives, except as otherwise expressly provided herein.

     16. GOVERNING LAW: This Agreement shall be deemed to be made under and shall be construed in accordance with the Laws of the State of New Jersey. IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under their respective corporate seals in New Jersey, as of the day and year first above written.

     17. EXCLUSIONS: This purchase does not include: (1) present cash in the business; and (2) Global Med Technological stock and stock options referred to as "Global."

                                          eVISION USA.COM,INC.
                                          Seller

                                          By: /s/ Robert H. Trapp
                                             ---------------------------------
                                             Robert H. Trapp, Managing Director

                                          LADSLEIGH INVESTMENTS LIMITED, BVI
                                          Purchaser


                                          By: /s/ Robert H. Schandler
                                             ---------------------------------
                                             Robert H. Schandler, Director





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